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                                                                Exhibit 8.1

                               SHEARMAN & STERLING
                         801 PENNSYLVANIA AVENUE, N.W.
                          WASHINGTON, D.C. 20004-2604
                                  202 508-8000


                                  May 16, 2003

SLM Funding LLC
11600 Sallie Mae Drive
Reston, VA 20193

                                 SLM Funding LLC
                      Registration Statement No. 333-104887
                      -------------------------------------

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by SLM Funding LLC, a Delaware limited liability company (the "Seller"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an amount of Floating Rate Student Loan-Backed Notes (the "Notes") not to exceed $50,000,000,000, you have requested our opinion regarding certain descriptions of Federal income tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement and the form of Prospectus Supplement with respect to the SLM Student Loan Trusts, to be formed from time to time (each, a "Trust"), included in the Registration Statement (the "Prospectus Supplement").

                  Our opinion is based on an examination of the Prospectus and the Prospectus Supplement. In addition, we have examined the forms of Indenture, Trust Agreement, Interim Trust Agreement, Sale Agreement, Servicing Agreement, Purchase Agreement and Master Administration Agreement (including the Supplement to the Master Administration Agreement) referred to, respectively, as Exhibits 4.1, 4.2, 4.3, 99.1, 99.2, 99.3 and 99.4 in the Exhibit Index to the
Registration Statement. We have also examined such other documents and information as we have considered necessary. Our opinion assumes that all representations contained in the documents referred to in this paragraph are correct, that the parties thereto comply with the terms thereof and that such documents will not be amended. Our opinion is also based upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations and interpretations on which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

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                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representations of the Seller and others.

                  Based on the foregoing, we hereby confirm that the statements in the Prospectus under the headings "Prospectus Summary - Tax Considerations" and "U.S. Federal Income Tax Consequences," and in the Prospectus Supplement under the heading "Summary of Terms - Tax Considerations," subject to the qualifications set forth therein, accurately describe the material Federal income tax consequences to holders of offered Notes, under existing law and the assumptions stated therein.

                  We also note that the Prospectus and the Prospectus Supplement do not relate to a specific transaction and, accordingly, the descriptions of Federal income tax consequences referred to above may require modification in the context of a subsequent transaction.

                  We express no opinion with respect to the matters addressed in this letter other than as set forth above.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the headings "Prospectus Summary - Tax Considerations," "U.S. Federal Income Tax Consequences," and "Legal Matters" and in the Prospectus Supplement under the headings "Summary of Terms - Tax Considerations" and "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                    Very truly yours,

                                                    /s/ Shearman & Sterling


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